EXHIBIT 7.34
                                                                    ------------


                          TALON MANAGEMENT HOLDINGS LLC
                               c/o James R. Crane
                                    EGL, Inc.
                               15340 Vickery Drive
                              Houston, Texas 77032


                                                                May 22, 2007

Centerbridge Capital Partners, L.P.
Centerbridge Capital Partners Strategic, L.P.
Centerbridge Capital Partners SBS, L.P.
c/o Centerbridge Partners, L.P.
31 West 52nd Street, 16th Floor
New York, New York 10019

The Woodbridge Company Limited
65 Queen Street West, Suite 2400
Toronto, Canada M5H 2M8

Gentlemen:

      Reference is hereby made to that cetain Limited Liability Company Agreement of Talon Holdings LLC ("Talon Holdings"), dated as of March 23, 2007 (the "Original LLC Agreement"), by and among Centerbridge Capital Partners, L.P., Centerbridge Capital Partners Strategic, L.P., Centerbridge Capital Partners SBS, L.P., The Woodbridge Company Limited and Talon Management Holdings LLC ("Talon Management Holdings"), as amended by that that certain Amendment No.
1. to Limited Liabilty Company Agreement of Talon Holdings LLC, dated as of May 17, 2007 (the "LLC Agreement Amendment"; the Original LLC Agreement, as amended by the LLC Agreement Amendment, the "LLC Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the LLC Agreement.

      In connection with the LLC Agreement Amendment, the undersigned hereby acknowledge and agree that any amount to be distributed to Talon Management Holdings pursuant to Section 2.3(b) of the LLC Agreement is being paid to Talon Management Holdings, to the extent Talon Management Holdings or James R. Crane has incurred expenses in connection with the transactions contemplated by the Merger Agreement equal to or in excess of such amount, in reimbursement of such costs and expenses incurred by Talon Management Holdings or James R. Crane for the benefit of Talon Holdings as previously contemplated by Section 2.3 of the Origional LLC Agreement and that certain Interim Investors Agreement, dated as of March 18, 2007, by and among the undersigned.





          [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

            If you are in agreement with the foregoing, please execute and return the enclosed copy of this letter.

                                    Very truly yours,



                                    TALON MANAGEMENT HOLDINGS





                                    By:   /s/ James R. Crane
                                          ------------------------------------
                                          James R. Crane
                                          Managing Member
























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









Accepted and Agreed to as of the date written above:


THE WOODBRIDGE COMPANY LIMITED



By: /s/ Sarah Lerchs
    --------------------------------------
      Name:  Sarah Lerchs
      Title: Senior Counsel













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





CENTERBRIDGE CAPITAL PARTNERS, L.P.



By:   Centerbridge Associates, L.P.,
      its general partner


By:   Centerbridge GP Investors, LLC,
      its general partner


By:   /s/ Steven Price
    ----------------------------------
      Name:  Steven Price
      Title: Senior Managing Director



CENTERBRIDGE CAPITAL PARTNERS
STRATEGIC, L.P.



By:   Centerbridge Associates, L.P.,
      its general partner


By:   Centerbridge GP Investors, LLC,
      its general partner


By:   /s/ Steven Price
    ----------------------------------
      Name:  Steven Price
      Title: Senior Managing Director



CENTERBRIDGE CAPITAL PARTNERS
SBS, L.P.



By:   Centerbridge Associates, L.P.,
      its general partner


By:   Centerbridge GP Investors, LLC,
      its general partner


By:   /s/ Steven Price
    ----------------------------------
      Name:  Steven Price
      Title: Senior Managing Director








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